Exhibit 99.1

Resideo Board of Directors Sets Record Date and Announces Expected Timing for Spin-off of ADI Global Distribution

●	Record date set for July 20, 2026

●	Distribution expected to occur on August 3, 2026, with common shareholders of record expected to receive one share of ADI common stock for every two shares of Resideo common stock owned

●	ADI expected to begin trading on NYSE on August 4, 2026, under the ticker symbol “ADIG”

●	ADI completes $400 million senior notes offering and enters into a credit agreement with respect to a $600 million term loan facility and a $500 million revolving facility in connection with the planned spin-off

SCOTTSDALE, Ariz., July 1, 2026 – Resideo Technologies, Inc. (NYSE: REZI) (“Resideo”) today announced that its Board of Directors (the “Board”) has formally approved the planned spin-off (the “Spin-Off”) of its ADI Global Distribution business. The Board also has set a record date of July 20, 2026 (the “Record Date”) and a distribution date of August 3, 2026 in connection with the Spin-Off.

To execute the Spin-Off, Resideo will distribute all of the issued and outstanding shares of ADI Global Distribution Inc. (“ADI”) common stock pro rata to Resideo common shareholders of record on the Record Date. The distribution will occur at 5:00 p.m., eastern time, on August 3, 2026 (the “Distribution Date”), on the basis of a distribution ratio of one share of ADI common stock for every two shares of Resideo common stock held as of the close of business on the Record Date.

Following the distribution, ADI common stock is expected to begin trading on the New York Stock Exchange (“NYSE”) on August 4, 2026, under the ticker symbol “ADIG.” Resideo will continue to trade on the NYSE under the ticker symbol “REZI.”

Completion of the Spin-Off is conditioned upon the satisfaction or waiver of certain conditions as set forth in the form of Separation and Distribution Agreement filed with the U.S. Securities and Exchange Commission (“SEC”) as part of the registration statement on Form 10.

The Spin-Off is expected to be tax-free to Resideo shareholders for U.S. federal income tax purposes, except for cash that shareholders may receive in lieu of fractional shares.

No vote or action is required by Resideo’s common shareholders to receive the special stock dividend of shares of ADI common stock. The ADI common stock issued in the distribution will be in book-entry form. Resideo common shareholders who hold their shares through brokers or other nominees will have their shares of ADI common stock credited to their accounts by their nominees or brokers.

Resideo plans to send an information statement regarding this transaction to common shareholders on or around July 20, 2026. The information statement will include details on the distribution and will be posted under the Investor Relations tab on Resideo’s website at: https://investor.resideo.com/overview/default.aspx

When-Issued Trading Market

Resideo anticipates that ADI common stock will begin trading on the NYSE under the ticker symbol “ADIG WI” on a “when-issued” basis on or about July 29, 2026. ADI common stock is expected to begin “regular-way” trading on the NYSE under the ticker symbol “ADIG” on August 4, 2026.

Shares of Resideo common stock are expected to continue to trade “regular-way” on the NYSE under the current ticker symbol “REZI” through the Distribution Date. However, beginning on July 29, 2026 and continuing through August 3, 2026, it is expected that there will be two markets in Resideo common stock on the NYSE: a “regular-way” market under Resideo’s current ticker symbol “REZI,” in which Resideo shares will trade with the right to receive shares of ADI common stock on the Distribution Date, and an “ex distribution” market under the ticker symbol “REZI WI”, in which Resideo shares will trade without the right to receive shares of ADI common stock on the Distribution Date.

Resideo shareholders are encouraged to consult their financial advisors regarding the specific implications of buying, selling or holding shares of Resideo common stock on or before the Distribution Date.

Completion of ADI’s $400 Million Senior Notes Offering and Entry Into Senior Secured Credit Facilities

Resideo also announced the successful closing of the offering of $400 million aggregate principal amount of 7.125% Senior Notes due 2034 (the “Notes”) issued by ADI Escrow Issuer LLC, a wholly owned subsidiary of ADI (the “Escrow Issuer”), on June 30, 2026. The Notes bear interest at a rate of 7.125% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027, and will mature on July 15, 2034. In connection with the consummation of the Spin-Off, the Notes will be assumed by ADI Global Distribution Funding LLC (“ADI Funding”), a wholly owned subsidiary of ADI, and guaranteed by ADI and each of ADI’s subsidiaries that also guarantees the Senior Secured Credit Facilities.

In addition, on July 1, 2026, ADI Funding entered into a $600 million senior secured term B loan facility (the “Term Facility”) and a $500 million senior secured revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Senior Secured Credit Facilities”). The Term Facility is expected to be funded on the Distribution Date, subject to customary conditions.

ADI intends to use a portion of the gross proceeds of the Notes, together with borrowings under the Term Facility, to make a distribution to Resideo in connection with the Spin-Off and to pay fees, costs and expenses in connection with the Senior Secured Credit Facilities and the Notes offering. ADI intends to use the remaining proceeds, if any, for general corporate purposes. ADI expects the Revolving Facility to be undrawn upon completion of the Spin-Off.

Resideo and ADI Investor Days

As previously announced, Resideo and ADI will host Investor Days in New York City on July 13, 2026, and July 14, 2026, respectively. Both events will take place at the New York Stock Exchange and will include management presentations, product showcases and Q&A sessions with executive management. During the events, members of the leadership teams will provide details on Resideo’s and ADI’s standalone businesses, longer-term financial outlooks and respective value creation strategies.

Live webcasts of the events, along with related presentation materials, will be available on Resideo’s Investor Relations website. Replays of the webcasts will be available following the presentations.

About Resideo

Resideo is a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually.

About ADI

ADI is a global specialty distributor of professionally installed low-voltage products serving commercial and residential markets through an omnichannel go-to-market platform. Within North America, ADI is the market-leading distributor in the professionally installed security, fire/life safety and audio-visual product categories. We offer over 500,000 products from more than 1,000 suppliers across key specialty low-voltage categories with strong proximity to our customers with a large network of store locations.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, those regarding the Spin-Off and the expected timing of the Spin-Off, the release of net proceeds from the Notes offering and borrowing of the Term Facility and other future events or developments. Forward-looking statements are typically identified by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements are the possibility that the conditions to the Spin-Off may not be obtained or satisfied within the expected timeframe or at all; that the Spin-Off may not be completed on the anticipated terms or timing or may not occur at all; that the Spin-Off may not achieve the intended strategic, operational, or financial benefits for Resideo, ADI, their respective businesses, or shareholders; that Resideo or ADI may experience operational or other disruptions as a result of the separation, including those relating to information technology systems, business processes, internal controls, customer and vendor relationships, and workforce alignment. Each separated company’s ability to succeed as an independent enterprise will depend on numerous factors, including the execution of their respective strategies and plans, access to capital markets, the competitive landscape, and general business and economic conditions. Other risks and uncertainties include, but are not limited to the risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in Resideo’s Annual Report on Form 10-K for the year ended December 31, 2025 and other periodic reports, as well as risks described under the heading “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Form 10 filed by ADI Global Distribution Inc. with the SEC.

All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of Resideo or ADI to differ materially from such forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.

Contacts:

Investors:

Christopher T. Lee

Global Head of Strategic Finance

investorrelations@resideo.com

Media:

Garrett Terry

Corporate Communications Manager

garrett.terry@resideo.com

or

Dan Moore, Tali Epstein

Collected Strategies

Resideo-CS@collectedstrategies.com

Source

Resideo Technologies, Inc.

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